     As filed with the Securities and Exchange Commission on July 14, 1994
                                              Registration No. 33-______________
================================================================================

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           DELL COMPUTER CORPORATION
             (Exact name of registrant as specified in its charter)
     DELAWARE                                                      74-2487834
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                           Identification No.)

                            9505 ARBORETUM BOULEVARD
                            AUSTIN, TEXAS 78759-7299
                 (Address, including ZIP code, of registrant's
                          principal executive offices)

                DELL COMPUTER CORPORATION 1993 STOCK OPTION PLAN
                            (Full title of the plan)

                                MICHAEL S. DELL
                           DELL COMPUTER CORPORATION
                            9505 ARBORETUM BOULEVARD
                            AUSTIN, TEXAS 78759-7299
                                 (512) 338-4400
           (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

ROBERT L. KIMBALL                                                       RICHARD E. SALWEN
JOHNSON & WORTLEY, P.C.                                         DELL COMPUTER CORPORATION
900 JACKSON STREET                                               9505 ARBORETUM BOULEVARD
DALLAS, TEXAS  75202                                            AUSTIN, TEXAS  78759-7299

                                 CALCULATION OF REGISTRATION FEE
==================================================================================================================
                                                   Proposed                Proposed
         Title of                                   maximum                maximum
        securities          Amount to be        offering price            aggregate              Amount of
     to be registered        registered          per share (1)        offering price (1)     registration fee
- ------------------------------------------------------------------------------------------------------------------
       Common Stock          2,216,370          $  26.94            $ 59,709,007.80          $ 20,589.46
                             Shares (2)
==================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended, based on the average of the high and low prices for registrant's common stock reported in the NASDAQ National Market System on July 7, 1994, pursuant to Rule 457(c).

(2) Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may become issuable pursuant to the antidilution provisions of the Dell Computer Corporation 1989 Stock Option Plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The documents listed in (a) through (c) below are hereby incorporated by reference into this registration statement on Form S-8 (this "Registration Statement").

         (a) The registrant's Annual Report on Form 10-K for the fiscal year ended January 30, 1994.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

         (c) The description of the registrant's common stock in Item 1 of the registrant's Registration Statement on Form 8-A dated June 20, 1988, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by Dell Computer Corporation (the "Company" or "Registrant") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and before the filing of a post-effective amendment to the Registration Statement which indicates that all shares of Common Stock, par value $.01 per share, offered hereunder have been sold or that deregister all such shares then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Required.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's Certificate of Incorporation provides that no director of the Registrant will be personally liable to the Registrant or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty as a director. However, this does not apply with respect to any action in which the director would be liable under Section 174 of Title 8 of the General Corporation Law of Delaware nor does it apply with respect to any liability in which the director (i) breached his duty of loyalty to the Registrant; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) derived an improper personal benefit.

         The Registrant's Certificate of Incorporation and Bylaws provide that it will indemnify its officers and directors and former officers and directors against any expenses, judgments or settlement payments sustained or paid by such persons as a result of having acted as an officer or director of the Registrant, or, at the request of the Registrant, as an officer, director, agent or employee of another business entity. The Bylaws further provide that the Registrant may, by action of its Board of Directors, provide indemnification to employees and agents of the Registrant, individually or as a group, with the same scope and effect as the indemnification of directors and officers.

         The Registrant has entered into indemnity contracts with some of its executive officers and directors. Each such Indemnity Agreement provides for indemnification of officers and directors of the Registrant to the greatest extent permitted by the General Corporation Law of Delaware and additionally provides (i) that such persons shall be indemnified for amounts paid in settlement of derivative actions; (ii) for advances of investigation and litigation expenses subject to repayment if indemnification is disallowed;
(iii) that indemnification is available unless the Board of Directors or independent legal counsel determines that the relevant standards were not satisfied, with the Registrant bearing the burden of proving same in any suit for indemnification; (iv) for partial indemnification where the officer or director is not entitled to full indemnification; (v) that no claim or cause of action may be asserted by or on behalf of the Registrant after the expiration of two years from the date such persons cease to be directors and/or officers with respect to claims against them in such capacities; and (vi) for payment to such persons of expenses incurred in connection with the successful prosecution, in whole or in part, of any amount not timely paid (generally within 30 days of demand) by the Registrant. In addition, the Registrant currently maintains directors and officers liability insurance.

         Pursuant to the provisions of Section 145 of the General Corporation Law of Delaware, every Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

         To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of the actions referred to therein, such person is entitled pursuant to Section 145 to indemnification as described above.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable

ITEM 8.  EXHIBITS

         4.1     Certificate of Incorporation of Dell Computer Corporation, as amended (incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the year ended February 2, 1992, Commission File No. 0-17017).

         4.2     Certificate of Amendment to the Certificate of Incorporation of the Company (incorporated by reference to Exhibit
                 3.2 of the Company's Annual Report on Form 10-K for the year ended January 31, 1993, Commission File No. 0-17017).

         4.3     Certificate of Stock Designation of the Company (incorporated by reference to Exhibit 3.3 of the Company's
                 Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on October 1, 1993,
                 Registration No. 33-69680).

         4.4     Certificate of Corrections dated April 27, 1994 (incorporated by reference to Exhibit 3.1 of the Company's Report on form 10-Q for the Quarterly Period ended May 1, 1994, Commission file No. 0-17017).

         4.5     Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.2 of the Company's Annual Report on Form
                 10-K for the year ended February 2, 1992, Commission File No. 0-17017).

         4.6     Dell Computer Corporation 1993 Stock Option Plan (incorporated by reference to Exhibit 10.36 of the Company's
                 Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on October 1, 1993,
                 Registration Statement No. 33-69680).

         4.7     Form of Incentive Stock Option Agreement and Nonstatutory Stock Option Agreement under the 1993 Stock Option Plan
                 (incorporated by reference to Exhibit 10.37 of the Company's Registration Statement on Form S-4 as filed with the
                 Securities and Exchange Commission on October 1, 1993, Registration Statement No. 33-69680).

         5       Opinion of Johnson & Wortley, P.C.

         23.1    Consent of Price Waterhouse.

         23.2    Consent of Johnson & Wortley, P.C. (included in Exhibit 5)

         24      Power of Attorney of officers and directors of the Company (included on signature page).

ITEM 9.  UNDERTAKINGS

         (a)     The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         2. That, for any purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on July 8, 1994.


                                        DELL COMPUTER CORPORATION
                                        (Registrant)



                                        By:  /s/ MICHAEL S. DELL
                                                 Michael S. Dell
                                                 Chairman of the Board and
                                                 Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes and appoints Michael S. Dell and Thomas J. Meredith as his or her attorney-in-fact to sign on his or her behalf individually and in the capacity stated below all amendments and to this Registration Statement as that attorney-in-fact may deem necessary or appropriate.



/s/ MICHAEL S. DELL                                                                                             July 8, 1994
- --------------------------------------------------
Michael S. Dell
Chairman of the Board, Chief Executive Officer and Director



/s/ THOMAS J. MEREDITH                                                                                          July 8, 1994
- ------------------------------------------------
Thomas J. Meredith
Chief Financial Officer
(principal financial officer)



/s/ DONALD J. CARTY                                                                                             July 8, 1994
- -------------------------------------------------
Donald J. Carty
Director



/s/ PAUL O. HIRSCHBIEL, JR.                                                                                     July 8, 1994
- --------------------------------------------------
Paul O. Hirschbiel, Jr.
Director

/s/ MICHAEL H. JORDAN                                                                                                 July 8, 1994
- -------------------------------------------------
Michael H. Jordan
Director



/s/ GEORGE KOZMETSKY                                                                                                  July 8, 1994
- ------------------------------------------------
George Kozmetsky
Director



/s/ THOMAS W. LUCE III                                                                                                July 8, 1994
- -----------------------------------------------
Thomas W. Luce III
Director



/s/ CLAUDINE B. MALONE                                                                                                July 8, 1994
- ------------------------------------------------
Claudine B. Malone
Director

                                 EXHIBIT INDEX

                                                                                                                      Sequentially
Exhibit                                                                                                                 Numbered
  No.                                       Description of Exhibits                                                       Page
- -------                                     -----------------------                                                   ------------
         4.1     Certificate of Incorporation of Dell Computer Corporation, as amended (incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the year ended February 2, 1992, Commission File No. 0-17017).

         4.2     Certificate of Amendment to the Certificate of Incorporation of the Company (incorporated by reference to Exhibit
                 3.2 of the Company's Annual Report on Form 10-K for the year ended January 31, 1993, Commission File No. 0-17017).

         4.3     Certificate of Stock Designation of the Company (incorporated by reference to Exhibit 3.3 of the Company's
                 Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on October 1, 1993,
                 Registration No. 33-69680).

         4.4     Certificate of Corrections dated April 27, 1994 (incorporated by reference to Exhibit 3.1 of the Company's Report on form 10-Q for the Quarterly Period ended May 1, 1994, Commission file No. 0-17017).

         4.5     Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.2 of the Company's Annual Report on Form
                 10-K for the year ended February 2, 1992, Commission File No. 0-17017).

         4.6     Dell Computer Corporation 1993 Stock Option Plan (incorporated by reference to Exhibit 10.36 of the Company's
                 Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on October 1, 1993,
                 Registration Statement No. 33-69680).

         4.7     Form of Incentive Stock Option Agreement and Nonstatutory Stock Option Agreement under the 1993 Stock Option Plan
                 (incorporated by reference to Exhibit 10.37 of the Company's Registration Statement on Form S-4 as filed with the
                 Securities and Exchange Commission on October 1, 1993, Registration Statement No. 33-69680).

         5*      Opinion of Johnson & Wortley, P.C.

         23.1*   Consent of Price Waterhouse.

         23.2    Consent of Johnson & Wortley, P.C. (included in Exhibit 5)

         24      Power of Attorney of officers and directors of the Company (included on signature page).

_________________________
* Filed herewith.





                                       8